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                                                                EXHIBIT 21

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                                   SUBSIDIARIES OF THE REGISTRANT
             Parent                              Subsidiary                 Ownership   Organization
----------------------------------  ------------------------------------    ---------   ------------
Roosevelt Financial Group, Inc.     Roosevelt Bank                            100%        Federal

Roosevelt Financial Group, Inc.     F & H Realty                              100%        Missouri

Roosevelt Financial Group, Inc.     Missouri State Bank                       100%        Missouri

Roosevelt Bank                      RTRAC Leasing, Inc.                       100%        Missouri

Roosevelt Bank                      Caltrop Corporation                       100%        Missouri

Roosevelt Bank                      WFS Corporation                           100%        Missouri

Roosevelt Bank                      Kaysal, Inc.                              100%        Missouri

Roosevelt Bank                      Sentinel Insurance Agency, Inc.           100%        Missouri

Roosevelt Bank                      Claywood Financial                        100%        Missouri

Caltrop Corporation                 Fortune Homes, Inc.                       100%        Missouri

Caltrop Corporation                 Consolidated Insurance Services, Inc.     100%        Delaware

Caltrop Corporation                 Lakewood Oaks Golf Club, Ltd.             100%        Missouri

Missouri State Bank                 Roosevelt Financial Services, Inc.        100%        Missouri

Roosevelt Financial Services, Inc.  Roosevelt Investment Services, Inc.       100%        Missouri
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